Exhibit 99.1

VIAVID
communications simplified.

Kandi Technologies, Corp.

Third Quarter 2019 Financial Results Conference Call

November 12, 2019

C O R P O R A T E   P A R T I C I P A N T S

Hu Xiaoming, Chairman, President and Chief Executive Officer

Kewa Luo, Manager, Investor Relations

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Karl Scherer, Rengrig Consulting

Harold Gaboury, Harold Gaboury Investment Company

Mike Pfeffer, Oppenheimer

Arthur Porcari, Corporate Strategies

Li Gao, Private Investor

P R E S E N T A T I O N

Operator:

Good day, and welcome to the Kandi Technologies Third Quarter 2019 Financial Results Call. Today’s conference is being recorded.

At this time, I would like to turn the conference over to Ms. Kewa Luo, IR Manager. Please go ahead, ma’am.

Kewa Luo:

Thank you Operator. Hello everyone, and welcome to Kandi Technologies Group Inc. third quarter 2019 earnings conference call. The Company distributed its earnings press release earlier today and you can find a copy of it on Kandi’s website at www.kandivehicles.com.

With us today are Kandi’s Founder, Chairman, and Chief Executive Officer, Mr. Hu Xiaoming, and Interim Chief Financial Officer, Ms. Zhu Xiaoying. Mr. Hu will deliver prepared remarks followed by a question-and-answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents filed with the U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s Investor Relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Hello to all the attendees. Thank you very much for joining our third quarter 2019 earnings conference call today.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Since Kandi Vehicles and Geely jointly established an affiliate company, formerly known as the JV company, the affiliate company has been engaged in manufacturing pure electric vehicles and the Kandi vehicle did quite a bit of changes at a time in order to be focusing on supplying EV products to the affiliate company. At the beginning of this year, the affiliate company made substantial progress in leading the efforts in organizing the online ride sharing service alliance project of offering 300,000 government accredited vehicles within five years. Later in March, to accelerate its growth, we sold part of our equity interests in the affiliate company to Geely to allow Geely to own more controls in the affiliate company and assist it to become a prominent company with the hope that the affiliate company can fully utilize its potential to accelerate its growth.

Although Kandi Vehicles’ equity interest percentage in the affiliate company was reduced to 22%, we believed that with Geely’s help, our profit from the affiliate company after the adoption of the refined and upgraded business plan will far exceed the profits we received when we originally owned 50% equity. I believe everyone will agree on this. Over the past six months, the affiliate company has made substantial progress with Geely’s help in restructuring and adjusting its business strategies. For now, they have not disclosed any progress yet, but they will release details of the progress in upcoming December.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Due to the restructuring of the affiliate company, we have adjusted Kandi Vehicles’ business model accordingly. After dedicating the past six months to adjust Kandi Vehicles’ business plan, its business will have the following priorities.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Number one: after Geely Holdings took control of the affiliate company, the online ride sharing service Alliance Project, which offers 300,000 government accredited vehicles within five years, became conflicted with Geely’s cao cao zhuan che program. Due to the fact of this project is very sizeable and Kandi had done quite a lot of work, therefore Kandi took over the Alliance ride sharing service, Alliance Project, and reorganized it to bring in other partners with greater experience and resources. Currently, the preparation work is going very well. More details of this project will be announced in the near future. Also, this project is expected to drive the sale of the model K23.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Number two, further improving the operating management and production ability of the Hainan facility to capture the opportunity of the rising online ride hailing market and the U.S. market demand.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Number three, as an EV parts provider continuing to supply batteries, motors, and electronic control components to the affiliate company and Hainan facility.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Number four, strengthening our relationship with DGL Group USA while ensuring the growth of the all-terrain vehicles business.

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

To all of our shareholders, due to the impact of the affiliate company’s equity adjustment, the Company’s various financial indicators were not satisfactory, but we believe that our refined plan will be more conducive to future development. We have full confidence in the Company’s growth in 2020.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The format of this conference call will be the same as the last conference call. Since we have already released our financial numbers, we will skip the CFO’s part to address all the financial numbers and we will save the time for answering your questions. Now, I can take your questions. Thank you.

Operator, we are ready to take some questions.

Operator:

Sure, thank you. Participants, if you’d like to ask a question, please signal by pressing star, one on your telephone keypad.

We will now take our first question from Mr. Karl Scherer, Rengrig Consulting.

Karl Scherer:

Good morning. Thank you for taking my call. On the conference call in early March, Mr. Hu said early on in 2018 he prepared a three-year plan for 2018 through 2020 based on our Company’s and the industry situation. Two thousand eighteen was to be the year of survival, 2019 of revival, and 2020 will be the year of prosperity. Since Mr. Hu probably knew about the restructuring with Geely Holdings at that time, does he feel still so strongly about 2020 for Kandi, and if so, does he have any ideas on how to get this grossly undervalued Kandi into a year of prosperity story out to Wall Street investors, which means are you going to step up your marketing efforts and your self promotion towards professional investors?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Although being impacted by the affiliate company’s equity restructuring, Kandi Vehicles is still on the right track for growing business like what I said in the opening remarks. We are confident that Kandi Vehicles will have a big breakthrough in 2020. In terms of our plan to get the story out to Wall Street investors, we are working on the marketing plan. Once it’s ready, we will disclose it to the market.

Karl Scherer:

Okay, thank you. Could I have a follow-on question?

Kewa Luo:

Yes, please.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Karl Scherer:

I’m still puzzled by the sell-back of Kandi shares in the joint venture and the structure of how these shares can be regained again. I’m having two completely different readings on it. One reading is Kandi can buy back its share in the joint venture at any given time in the future for the exact same price it sold its shares, or the other version I’m finding is Kandi can issue new shares in the Kandi Incorporated, in the KNDI stock, and exchange these for shares in the Kandi joint venture, which would basically come down to a dilution and basically keep Kandi’s portion of the joint venture at the same 20%. So, which reading would be correct, please?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

About this, when we signed the restructuring agreement with Geely, one of the terms is that both parties further agree that within the next two years, Kandi may purchase a portion of the assets of the JV company or the affiliate company in the form of its shares, resulting in Geely becoming a significant shareholder of the company. For that, we also need to decide, depending on how the affiliate company is doing in the near future, if the affiliate company has become large in size and that we will have to re-discuss the options. So for now, we just cannot make a firm offer on that, but depending on the specific situation of its development and to find the best approach to maximize Kandi’s interest, we will make the decision accordingly then. The agreed time frame is two years.

Karl Scherer:

I see, and what affiliate are we talking about that might gain in value?

Kewa Luo:

I’m sorry, say one more time?

Karl Scherer:

You mentioned there was an affiliate company that might gain in value, which would change the valuation of the joint venture. Which affiliate would that be?

Kewa Luo:

Oh actually the affiliate company is the JV company, since right now we only own 22%, so we cannot call it the joint venture company. We have to call it affiliate company.

Karl Scherer:

I see, okay - semantics, thank you. One more question, directly concerning a statement Mr. Hu made in one of his last conference calls, that the new models would be produced to the standard of the European common market. Is that still so with the new models, and what would happen if the European importer of foreign vehicles would approach Mr. Hu? Could he directly import vehicles or would they have to be still modified and altered?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu is saying that it would be a possibility if the European company comes to approach us, but however he thinks that it’s going to take a long time. For example, in order to export the EV to the U.S., it took us about a year, but he believes that it will be a possibility.

Karl Scherer:

Okay, thank you for your gracious time, and congratulations for navigating very difficult waters in the automobile sector in China.

Kewa Luo:

Thank you.

Operator:

Thank you. We’ll now take our next question from Harold Gaboury from Harold Gaboury Investment Company.

Harold Gaboury:

Hello? Okay, well Kandi holders were forewarned that JV controlling partner, Geely Holdings’ Li Shifu was going to curtail JV EV sales efforts of pre-2019 models, which did not meet all of the new requirements for the government accredited programs. We also have had no news on how he is progressing with the new fleet. Can you update us on what new EVs we are to expect and when will they be released? Thank you.

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you very much for following us closely. What you said is correct, that the previous models won’t be able to meet the requirements for the ride hailing market. The affiliate company has done a lot of work, so the specific information will be released by the affiliate company in upcoming December. By then, you will find out more information.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Harold Gaboury:

Thank you.

Kewa Luo:

Thanks.

Operator:

Thank you. We’ll now take our next question from Mike Pfeffer from Oppenheimer.

Mike Pfeffer:

Hi, thanks for taking my question. I have a quick comment, which kind of sets up my two questions, so real quickly. In the second quarter 10-Q, Kandi’s increasing gross margins was partially attributed to the increased selling price of Kandi 100% owned Jinhua An Kao high margin charging and exchanging equipment and battery processing business, yet to date other than announcing An Kao as Kandi’s largest acquisition ever in 2017, we have seen no other mention of the company or its products in a press release.

Do you want me to ask my question now or do you want to just translate that?

Kewa Luo:

I will translate.

Mike Pfeffer:

Okay.

Kewa Luo:

(Chinese spoken) Go ahead.

Mike Pfeffer:

Great. Can you please explain just what Jinhua An Kao does with its battery processing that makes it so valuable, and most importantly its battery exchange both for internal use by the JV and third party use?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Jinhua An Kao has its own unique pure electric vehicle battery exchange system technology, and also plug-in power connection pack technology. They also own a number of patents. A couple days ago, which is on November 10, the fully automated Kandi intelligent battery exchange system, spearhead the development by Jinhua An Kao has also passed the inspection, and this system is more time and cost efficient. It also ranks among the current top battery exchange equipment. The company’s products can be of course used by the third parties as well. We have included a video of this system on our Company’s official website.

Mike Pfeffer:

Okay, thanks. Just one other quick one. Is Kandi’s side slide patented quick battery exchange being used with Jinhua An Kao’s charging units or does An Kao have its own technology, and will all new JV EVs come with Kandi’s quick battery exchange? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Jinhua An Kao is Kandi Vehicles’ wholly owned subsidiary, therefore certain technologies are definitely used together by both parties. In view of the encouragement for using the battery exchanging methods, as you know, the quick battery exchange is innovated by me but in the past, this method was misunderstood by the authorities and wasn’t being promoted. But however, the misunderstanding was solved, and right now the national authorities are very encouraging the industry to use the battery exchange technology, therefore we believe that the system can not only provide services for our Kandi vehicles but also play a very positive role in promoting renewable energy vehicles in China, so there will be a very good future for this technology, I believe.

Mike Pfeffer:

Thank you very much.

Kewa Luo:

Thank you.

Operator:

Thank you. We’ll now take our next question from Arthur Porcari from Corporate Strategies.

Arthur Porcari:

That was a pleasant quarter, Mr. Hu, thank you very much. I’ve got a couple of areas I want to just touch on, it’ll be relatively short. But based on recent reports in the states, it appears that most China-based auto and EV companies, like Neo and even Buffet’s BYD, have unexpectedly seen China car sales slowing dramatically the past two quarters, which is causing them to have some major sales projection misses and even some of the weaker companies going out of business. However Kandi’s partner, showing in the media, seems to be leading the pack in China and is actually still in growth mode, so it looks like you picked the right partner. But I’ve got just a couple of questions on that area, and then I want to follow up with a little shift to a different area.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Why don’t you carry that on to Mr. Hu?

Kewa Luo:

Thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Go ahead.

Arthur Porcari:

Okay. When Mr. Hu negotiated the partial sale with Li Shifu, curiously, did he anticipate this country-wide auto and EV slowdown, and in his opinion, what is causing the industry contraction? Is it temporary, and what is Kandi JV doing to address this?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

You actually have asked two questions. I will answer it one by one. First, I don’t think this is a question about the sales slowing down because the industry has reached to a point where the organization and the restructuring have to become necessary, and only the fittest will survive. At present, there are hundreds of large and small automobile manufacturers in China and the production capacity has become seriously oversupplied. In my opinion, under normal circumstances the number of China’s automobile factories should be around 10, and Geely ranks the top, therefore I still firmly believe that letting the affiliate company run by the management of Geely Holdings is definitely a very wise choice.

The second question you asked, what’s causing the industry contraction, I think it has many factors. The primary factors are the slow economic growth, the market saturation, and also the overwhelmed capacity. However, since the affiliate company is managed by Geely, they will have a plan accordingly that they think is going to help the company to grow, and more details will be disclosed in the coming December, like I said earlier.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Arthur Porcari:

Okay, that’s fine. One more little question there, then I’m going to shift to a slightly different subject. While it appears then that the decision made last year to concentrate with Geely on the accredited government program, the 300,000 car program in the next four or five years seems to be the smart move to go, then, because that seems to be a pretty captured marketplace. But again, that’s an observation, which you can ask whether he wants to agree with or not, but really, here’s my second question. Can Mr. Hu tell us more about Kandi’s decision to enter in the new product lines and its relationship with U.S.-based DGL, the major Wal-Mart buyer for China products, and why the Company decided to enter this new product line exporting scooters and micro-autos? Go ahead and pass that on to Mr. Hu, and I’ll hit him with my question.

Kewa Luo:

Okay. (Chinese spoken) Yes, go ahead.

Arthur Porcari:

Okay. Just out of curiosity, I mean, it’s very complimentary to Kandi that somebody as big as Wal-Mart, Sam’s Club and DGL would have such an interest in this, and I think we were all quite surprised by the $70 million order for 800,000 units over the next 12 months of self-leveling scooters and scooters, which effectively I think are hover boards and scooters. But anyway, what was really surprising was how in three weeks, the Company already delivered 40,000 of the units, 45,000, like $4 million, so I’m curious, between now and year end, these seem like Christmas-type products, between now and year-end, is it fair to say that maybe as many as half of those would actually be delivered? Again, this is all Kandi, in case anybody is not aware.

That’s my question.

Kewa Luo:

So you’re asking—can you repeat the last part?

Arthur Porcari:

I’m asking—okay, effectively let’s put it in three ways. Let’s just say, how did Mr. Hu get involved with this company at such a high level initially, so this shift of our business right now, which I think is a good thing, and what type of margins are involved in this product line—let’s say (inaudible) once here. What type of margins are involved in it, and are U.S. tariffs affecting this and, for that matter, all our U.S. products? Going to shift on you there.

Kewa Luo:

Okay, but do you still want to ask whether—you asked earlier whether we can execute the deal for the rest of the year?

Arthur Porcari:

Well, I believe half the deal between now and the end of the year, since these products seem to be Christmas-type products.

Kewa Luo:

Okay, got it. Thank you. (Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, Mr. Hu has answered all the questions. I will try to summarize them all. First, he doesn’t believe that this move is a shift of our focus because we have produced this type of product in the past, but since there was not enough demand, so we never really had a lot of sales. But however, this time we were able to be introduced to the CEO of DGL and he came to visit us and realized that we do have the advantage from producing the ATV-UTV, so we decided to partner together. In the past, they have been working with a company in Shenzhen, but right now since Shenzhen is focusing on high technology aspects, so they wanted to find a new partner to work together. We believe this is a great opportunity for us.

Next question is—for the contract we have signed to provide 300,000 and 500,000 scooter products. I don’t think we would be able to execute half volume of this contract within this year. Right now, we only have delivered a small amount, but we believe next year we’re going to deliver the greater number of scooter products to them. Also, for the tariffs, we think it definitely has a certain impact depending on the outcome of the U.S.-China trade negotiation. If the tariff is reduced, we are going to have a higher profit margin, but for now the margin is low since the volume is still small.

Arthur Porcari:

Okay, good.

Kewa Luo:

Did I cover everything? If I missed anything, you can ask.

Arthur Porcari:

Well actually, you did. There’s one other little area over here as a follow-up after what he said. Does Mr. Hu see the possibility—does he see the possibility that Sam’s Club and Wal-Mart may one day actually be selling really high end products like EVs? I mean, already I know they sell $10,000 hunting UTVs, I see that in Sam’s Club when I walk into Sam’s Club, in the front door, but does he feel there’s going to an opportunity sometime in the next several years where Wal-Mart will actually be selling autos, electric autos and such? Ask him that question, and then I just have a wrap-up question.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Okay, Mr. Hu is saying that actually has been part of discussion with DGL, they have already had the plan to expand into the EV distribution, but we haven’t really gotten into more details. Mr. Hu believes that in the near future, there will be possibilities for that. Also, he wants to mention that these scooters are being manufactured on the production line of ATV and UTV.

Arthur Porcari:

Okay, I kind of thought that might be where he was going with this. So effectively, I guess they’re being made right now in the Jinhua facility?

Kewa Luo:

Yes.

Arthur Porcari:

Okay. Here’s just a last thing. I want to go back to the former subject. After the December reveal by Geely of what he’s been doing behind the scenes for the past several months with the JV, will Kandi still be as proactive to keep shareholders aware of all the aspects of the JV? I haven’t had a chance to look at the new 10-Q to see whether there’s still a breakout and such, but will there be breakouts with the JV still? Finally, in what format do you anticipate this Geely reveal to be on the JV’s progress? Will it just be something announced in China, will it be a co-release with Geely and Kandi, Geely Holdings and Kandi? How does he see us getting, because that news obviously could be quite monumental, really, for Kandi.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

It’s hard to say for now, but this will be disclosed in accordance with SEC regulations.

Arthur Porcari:

Okay, well again, congratulations to Mr. Hu. This was a pleasantly surprising quarter, not so much on the bottom line but on the overall revenue line, and the fact that he’s finally got the debt to equity ratio down to a nice reasonable 0.75 to 1 is very impressive. Thank you.

Kewa Luo:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you.

Operator:

Thank you. We next take our next question from Li Gao, private investor.

Li Gao:

Good morning Kewa and good evening Mr. Hu. Thank you for taking my call. I have two questions. The first is about Jinhua (inaudible) facility. In late 2017, Mr. Hu reported in an SEC filing that government was interested in buying Jinhua for in excess of RMB 1 billion, which is about USD $160 million, in spite of Kandi carrying this facility on its books for only $7.7 million. Mr. Hu has told us it is not time to sell since the value keeps rising. Is that still the case since the economy in China is slowing down? How can the Company unlock this ignored hidden value? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think the value won’t be changed much, but however we cannot take too much initiation because the property will only show its value by waiting for the government to come to us to discuss when they need it. Matter of fact, the government has contacted me to have further discussion in two days, so there’s really no real progress, but, we have been keeping in contact.

Li Gao:

My next question is about the Hainan facility. Mr. Hu told us he wants to keep the new $250 million Hainan facility for Kandi technology, and recently Hainan was designated by the central government as (inaudible) and also Hainan local government—the government announced that it will be the first province to ban ICE sales by 2030, I think. Aside from using the facility to (inaudible) Kandi EVs for export, does Mr. Hu feel in the current situation, the facility’s value has significantly increased? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Okay. Regarding to how much value has been increased, it’s hard to say. I don’t know the accurate number to share with you, but Hainan facility is worth quite a lot of value due to its special status, that’s for sure. Kandi’s K23 is the model that’s being made in Hainan, which will be launched in China’s online ride hailing market as well as exporting to the U.S. market.

Li Gao:

So, we all know K23 is being produced in Hainan, so do we have any other EV models are being produced or being developed in Hainan? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We do have plan to manufacture other EV models, but we haven’t started yet. The K23 has been going through a lot of upgrades, and right now everything is ready to be launched in the market. If you remember before, K23 was manufactured under Geely’s license, since Kandi right now has its own production license, so in the future K23 is going to be under Kandi brand to be launched in the market.

Li Gao:

I have one follow-up question for Mr. Hu. Since he mentioned about the license for K23, for U.S. investors, they are always confused about the license ownership, so previously we owned 50% of JV, now we only own 20% of the JV, so how would the license work because now presumably the license belongs to JV, and what’s the agreement for Kandi technology which the owner of K23 to use the license? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Li Gao:

Hello? Kewa, I cannot hear him.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

We have agreed on terms in regards of using the license. It’s a very similar procedure like how we used to use Geely’s license to produce vehicles at JV, and right now Kandi is also going to use the license from JV to produce the vehicle. Do you get what I’m trying to say?

Li Gao:

Yes, I do. Thank you very much. Thank you Mr. Hu. Bye.

Kewa Luo:

Thank you. Bye.

Operator:

Thank you. We do not have any further questions at this time.

Kewa Luo:

Okay, thank you. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you ladies and gentlemen for attending today’s meeting. On behalf of the Board of Directors and Management Team of Kandi Technologies Group, I would like to reaffirm our commitment. We will continue to work diligently to maximize shareholder value by focusing on growing our EV business strategically while delivering strong operational results. Thank you very much for your understanding and support. We look forward to talking with you in the next meeting. If you have any additional questions, please don’t hesitate to contact our Investor Relations person. Goodbye.

Operator:

Thank you. This concludes today’s conference call. Thank you for your participation. You may now disconnect your lines.

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